EXHIBIT a(5)

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           INVESCO SECTOR FUNDS, INC.


      INVESCO Sector Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous consent effective as of February 3, 1999, the board of directors of the Company voted to increase the aggregate number of authorized shares of common stock of the Company by one billion (1,000,000,000) shares.

      Pursuant to the powers granted to the board of directors in Article FIFTH of the Articles of Incorporation, and prior to this amendment, the aggregate number of shares which the Company had the authority to issue was one billion (1,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of ten million dollars ($10,000,000). The board of directors reclassified the classes of shares of common stock of the Company as the INVESCO Energy Fund, the INVESCO Environmental Services Fund, the INVESCO Financial Services Fund, the INVESCO Gold Fund, the INVESCO Health Sciences Fund, the INVESCO Leisure Fund, the INVESCO Technology Fund Class I, the INVESCO Technology Fund - Class II, and the INVESCO Utilities Fund (collectively, the "Funds"). One hundred million (100,000,000) shares of the Company's common stock were classified as and allocated to each of the Funds.

     SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

     THIRD:  A  description  of the common stock so  classified,  including  the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

     FOURTH: The Company is registered as an open-end management investment company under the Investment Company Act of 1940.

     FIFTH: Article FIFTH (1) of the Articles of Incorporation of the Company is hereby amended to read as follows:

                  FIFTH:  (1) The aggregate  number of shares of stock which the
            Company shall have authority to issue is two billion (2,000,000,000) shares of Common Stock, which is hereby divided into eight (8)
            classes consisting of one hundred million (100,000,000) shares of the INVESCO Energy Fund, one hundred million (100,000,000) shares of the INVESCO Financial Services Fund, one hundred million
            (100,000,000) shares of the INVESCO Gold Fund, one hundred million (100,000,000) shares of the INVESCO Health Sciences Fund, one hundred million (100,000,000) shares of the INVESCO Leisure Fund, one hundred million (100,000,000) shares of the INVESCO Technology Fund - Class I, one hundred million (100,000,000) shares of the INVESCO Technology Fund - Class II, and one hundred million (100,000,000) shares of the INVESCO Utilities Fund. Shares of Common Stock, regardless of class, shall have a par value of one cent ($0.01) per share, the aggregate par value of the Company's two billion (2,000,000,000) authorized shares of Common Stock being twenty million dollars ($20,000,000).


      The  foregoing   amendment  was  duly  adopted  in  accordance   with  the
requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

      The undersigned, Secretary of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 21st day of May, 1999.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                           INVESCO SECTOR FUNDS, INC.



                              By: /s/ Mark H. Williamson
                                  ----------------------
                                  Mark H. Williamson

 [SEAL]

WITNESSED:

By:  /s/ Glen A. Payne
     -------------------------
     Glen A. Payne, Secretary

                                  CERTIFICATION

      I, Cheryl K. Howlett, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 21st day of May, 1999.


                                    /s/ Cheryl K. Howlett
                                    ------------------------------------
                                    Notary Public


My Commission Expires: February 22, 2003